Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q3 FY18 Cloud Revenues Up 32% to $1.6 Billion and Total Revenues Up 6% to $9.8 Billion

Q3 FY18 GAAP EPS ($0.98) Due to One-Time Charges Related to the 2017 Tax Cuts and Jobs Act

Q3 FY18 NON-GAAP EPS $0.83, Up 20%; Year-to-Date FY18 NON-GAAP EPS Up 16%

REDWOOD SHORES, Calif., March 19, 2018 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2018 Q3 results. Total Revenues were up 6% to $9.8 billion, compared to Q3 last year. Cloud and On-Premise Software Revenues were up 8% to $8.0 billion. Cloud Software as a Service (SaaS) revenues were up 33% to $1.2 billion. Cloud Platform as a Service (PaaS) plus Infrastructure as a Service (IaaS) revenues were up 28% to $415 million. Total Cloud Revenues were up 32% to $1.6 billion.

GAAP Operating Income was up 15% to $3.4 billion and GAAP Operating Margin was 35%. Non-GAAP Operating Income was up 9% to $4.3 billion and non-GAAP Operating Margin was 44%. GAAP Net Loss was $4.0 billion and GAAP Loss Per Share was $0.98 due to a one-time net charge totaling $6.9 billion related to the 2017 Tax Cuts and Jobs Act. Non-GAAP Net Income was up 21% to $3.5 billion and non-GAAP Earnings Per Share was up 20% to $0.83.

Short-term deferred revenues were up 8% to $8.0 billion. Operating cash flow on a trailing twelve-month basis was up 13% to $15.2 billion.

“During FY17, I forecast double-digit non-GAAP earnings per share growth for FY18,” said Oracle CEO, Safra Catz. “With non-GAAP earnings per share up 20% in Q3, our year-to-date earnings per share growth is now up to 16%. At this point, I feel quite confident that we will comfortably deliver on my original forecast of double-digit non-GAAP earnings per share growth for FY18.”

“Our Fusion ERP and HCM SaaS applications suite revenues grew 65% in the quarter,” said Oracle CEO, Mark Hurd. “Our Cloud SaaS applications business is rapidly approaching $5 billion…and it’s still early days.  Less than 15% of our on-premise applications customers have begun to migrate their applications to the cloud.  As the other 85% of our applications customers start to move their applications to the Cloud, we have a huge opportunity in front of us.  We expect to more than double the size of our SaaS business very quickly.”

“The Oracle autonomous database is now fully available in the Oracle Cloud,” said Oracle CTO, Larry Ellison. “And there are more autonomous cloud services to come. During this calendar year we expect to deliver Autonomous Analytics, Autonomous Mobility, Autonomous Application Development and Autonomous Integration services. Oracle’s new suite of Autonomous PaaS services delivers an unprecedented level of automation and cost savings to our customers.”

The Board of Directors also declared a quarterly cash dividend of $0.19 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on April 17, 2018, with a payment date of May 1, 2018.

Q3 Fiscal 2018 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q3 results and Fiscal 2018 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 1182679.

About Oracle

Oracle offers a comprehensive and fully integrated stack of cloud applications and platform services. For more information about Oracle (NYSE: ORCL), visit www.oracle.com/investor or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our non-GAAP EPS, the potential to significantly increase the size of our SaaS business, and the delivery of our new autonomous products, are all "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our cloud computing strategy, including our Oracle Cloud SaaS, PaaS, IaaS and data as a service offerings, may not be successful. (2) If we are unable to develop new or sufficiently differentiated products and services, or to enhance and improve our products and support services in a timely manner or to position and/or price our products and services to meet market demand, customers may not buy new software licenses, cloud software subscriptions or hardware systems products or purchase or renew support contracts. (3) If the security measures for our products and services are compromised or if our products and services contain significant coding, manufacturing or configuration errors, we may experience reputational harm, legal claims and reduced sales. (4) We may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, delays in delivery of new products or releases or a decline in our renewal rates for support contracts. (5) Our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses. (6) Economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) We have an active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. A detailed discussion of these factors and other risks that affect our business is contained in our U.S. Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of March 19, 2018. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended February 28,				% Increase	% Increase (Decrease)
	2018	% of Revenues	2017	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud software as a service	$1,151	12%	$865	9%	33%	31%
Cloud platform as a service and infrastructure as a service	415	4%	324	4%	28%	24%
Total cloud revenues	1,566	16%	1,189	13%	32%	29%
New software licenses	1,388	14%	1,414	15%	(2%)	(6%)
Software license updates and product support	5,027	52%	4,762	52%	6%	1%
Total on-premise software revenues	6,415	66%	6,176	67%	4%	0%
Total cloud and on-premise software revenues	7,981	82%	7,365	80%	8%	4%
Hardware revenues	994	10%	1,028	11%	(3%)	(7%)
Services revenues	796	8%	812	9%	(2%)	(6%)
Total revenues	9,771	100%	9,205	100%	6%	2%
OPERATING EXPENSES
Cloud software as a service	398	4%	330	3%	20%	17%
Cloud platform as a service and infrastructure as a service	275	3%	175	2%	57%	54%
Software license updates and product support	223	2%	270	3%	(17%)	(20%)
Hardware	394	4%	437	5%	(10%)	(14%)
Services	712	7%	680	7%	5%	0%
Sales and marketing	2,033	21%	2,004	22%	1%	(2%)
Research and development	1,498	15%	1,521	17%	(2%)	(3%)
General and administrative	340	4%	241	3%	41%	37%
Amortization of intangible assets	394	4%	397	4%	(1%)	(1%)
Acquisition related and other	3	0%	30	0%	(89%)	(90%)
Restructuring	91	1%	161	2%	(43%)	(46%)
Total operating expenses	6,361	65%	6,246	68%	2%	(1%)
OPERATING INCOME	3,410	35%	2,959	32%	15%	9%
Interest expense	(533)	(5%)	(450)	(5%)	19%	18%
Non-operating income, net	423	4%	189	2%	123%	126%
INCOME BEFORE PROVISION FOR INCOME TAXES	3,300	34%	2,698	29%	22%	15%
Provision for income taxes (2)	7,324	75%	459	5%	1,495%	1,490%
NET INCOME (LOSS)	$(4,024)	(41%)	$2,239	24%	(280%)	(280%)
EARNINGS (LOSS) PER SHARE:
Basic	$(0.98)		$0.55
Diluted	$(0.98)		$0.53
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	4,122		4,107
Diluted	4,122		4,204

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended February 28, 2018 compared with the corresponding prior year period increased our revenues by 4 percentage points, operating expenses by 3 percentage points and operating income by 6 percentage points.

(2)	Provision for income taxes for the three months ended February 28, 2018 includes the impact of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our third quarter of fiscal 2018.

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended February 28,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2018 GAAP	Adj.	2018 Non-GAAP	2017 GAAP	Adj.	2017 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,771	$5	$9,776	$9,205	$69	$9,274	6%	5%	2%	1%
TOTAL CLOUD AND ON-PREMISE SOFTWARE REVENUES	7,981	5	7,986	7,365	69	7,434	8%	7%	4%	3%
TOTAL CLOUD REVENUES	1,566	5	1,571	1,189	69	1,258	32%	25%	29%	22%
Cloud software as a service	1,151	4	1,155	865	69	934	33%	24%	31%	21%
Cloud platform as a service and infrastructure as a service	415	1	416	324	—	324	28%	28%	24%	24%
TOTAL OPERATING EXPENSES	$6,361	$(874)	$5,487	$6,246	$(916)	$5,330	2%	3%	(1%)	0%
Cloud software as a service (4)	398	(11)	387	330	(6)	324	20%	19%	17%	16%
Cloud platform as a service and infrastructure as a service (4)	275	(3)	272	175	(1)	174	57%	57%	54%	53%
Sales and marketing (3)	2,033	(84)	1,949	2,004	(75)	1,929	1%	1%	(2%)	(3%)
Stock-based compensation (4)	288	(288)	—	246	(246)	—	17%	*	17%	*
Amortization of intangible assets (5)	394	(394)	—	397	(397)	—	(1%)	*	(1%)	*
Acquisition related and other	3	(3)	—	30	(30)	—	(89%)	*	(90%)	*
Restructuring	91	(91)	—	161	(161)	—	(43%)	*	(46%)	*
CLOUD SOFTWARE AS A SERVICE MARGIN %	65%		67%	62%		65%	365 bp.	128 bp.	389 bp.	154 bp.
CLOUD PLATFORM AS A SERVICE AND INFRASTRUCTURE AS A SERVICE MARGIN %	34%		35%	46%		46%	(1,220) bp.	(1,174) bp.	(1,300) bp.	(1,252) bp.
OPERATING INCOME	$3,410	$879	$4,289	$2,959	$985	$3,944	15%	9%	9%	4%
OPERATING MARGIN %	35%		44%	32%		43%	275 bp.	133 bp.	214 bp.	102 bp.
INCOME TAX EFFECTS (6)	$7,324	$(6,651)	$673	$459	$336	$795	1,495%	(15%)	1,490%	(19%)
NET INCOME (LOSS)	$(4,024)	$7,530	$3,506	$2,239	$649	$2,888	(280%)	21%	(280%)	16%
DILUTED EARNINGS (LOSS) PER SHARE (7)	$(0.98)		$0.83	$0.53		$0.69	(283%)	20%	(283%)	15%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (7)	4,122	114	4,236	4,204	—	4,204	(2%)	1%	(2%)	1%

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Three Months Ended February 28,
(in millions)	2018	2017
Stock-based compensation (4)	$(87)	$(96)
Acquired deferred sales commissions amortization	3	21
Total non-GAAP sales and marketing adjustments	$(84)	$(75)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended February 28, 2018			Three Months Ended February 28, 2017
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Software license updates and product support	$7	$(7)	$—	$6	$(6)	$—
Hardware	2	(2)	—	3	(3)	—
Services	13	(13)	—	14	(14)	—
Research and development	221	(221)	—	191	(191)	—
General and administrative	45	(45)	—	32	(32)	—
Subtotal	288	(288)	—	246	(246)	—
Cloud software as a service	11	(11)	—	6	(6)	—
Cloud platform as a service and infrastructure as a service	3	(3)	—	1	(1)	—
Sales and marketing	87	(87)	—	96	(96)	—
Acquisition related and other	—	—	—	22	(22)	—
Total stock-based compensation	$389	$(389)	$—	$371	$(371)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2018 was as follows:

Remainder of fiscal 2018	$387
Fiscal 2019	1,411
Fiscal 2020	1,210
Fiscal 2021	1,023
Fiscal 2022	918
Fiscal 2023	567
Thereafter	884
Total intangible assets, net	$6,400

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 222.0% and 17.0% in the third quarter of fiscal 2018 and 2017, respectively, and an effective non-GAAP tax rate of 16.1% and 21.6% in the third quarter of fiscal 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates in the third quarter of fiscal 2018 was primarily due to the impact of the U.S. 2017 Tax Cuts and Jobs Act (refer to Appendix A for additional information).  The difference between our GAAP and non-GAAP tax rates in the third quarter of fiscal 2017 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

(7)

In the third quarter of fiscal 2018, GAAP diluted loss per share was calculated excluding the dilutive effects of 114 million shares related to employee stock plans as the effect would be anti-dilutive.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2018 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Nine Months Ended February 28,				% Increase	% Increase (Decrease)
	2018	% of Revenues	2017	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud software as a service	$3,340	12%	$2,247	8%	49%	47%
Cloud platform as a service and infrastructure as a service	1,212	4%	964	4%	26%	23%
Total cloud revenues	4,552	16%	3,211	12%	42%	40%
New software licenses	3,706	13%	3,792	14%	(2%)	(5%)
Software license updates and product support	14,932	52%	14,331	54%	4%	2%
Total on-premise software revenues	18,638	65%	18,123	68%	3%	0%
Total cloud and on-premise software revenues	23,190	81%	21,334	80%	9%	6%
Hardware revenues	2,878	10%	3,037	11%	(5%)	(7%)
Services revenues	2,511	9%	2,464	9%	2%	0%
Total revenues	28,579	100%	26,835	100%	6%	4%
OPERATING EXPENSES
Cloud software as a service	1,168	4%	930	3%	26%	24%
Cloud platform as a service and infrastructure as a service	743	3%	463	2%	60%	58%
Software license updates and product support	738	3%	786	3%	(6%)	(8%)
Hardware	1,119	4%	1,214	5%	(8%)	(10%)
Services	2,134	8%	2,073	8%	3%	0%
Sales and marketing	6,106	21%	5,883	22%	4%	2%
Research and development	4,547	16%	4,551	17%	0%	(1%)
General and administrative	982	3%	859	3%	14%	13%
Amortization of intangible assets	1,205	4%	1,010	4%	19%	19%
Acquisition related and other	32	0%	84	0%	(63%)	(63%)
Restructuring	506	2%	346	1%	47%	41%
Total operating expenses	19,280	68%	18,199	68%	6%	4%
OPERATING INCOME	9,299	32%	8,636	32%	8%	4%
Interest expense	(1,477)	(5%)	(1,317)	(5%)	12%	12%
Non-operating income, net	929	3%	437	2%	113%	114%
INCOME BEFORE PROVISION FOR INCOME TAXES	8,751	30%	7,756	29%	13%	9%
Provision for income taxes (2)	8,333	29%	1,653	6%	404%	403%
NET INCOME	$418	1%	$6,103	23%	(93%)	(97%)
EARNINGS PER SHARE:
Basic	$0.10		$1.49
Diluted	$0.10		$1.45
WEIGHTED AVERAGE COMMON STOCK OUTSTANDING:
Basic	4,146		4,110
Diluted	4,268		4,207

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the nine months ended February 28, 2018 compared with the corresponding prior year period increased our revenues by 2 percentage points, operating expenses by 2 percentage points and operating income by 4 percentage points.

(2)	Provision for income taxes for the nine months ended February 28, 2018 includes the impact of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our third quarter of fiscal 2018.

ORACLE CORPORATION

Q3 FISCAL 2018 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Nine Months Ended February 28,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2018 GAAP	Adj.	2018 Non-GAAP	2017 GAAP	Adj.	2017 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$28,579	$39	$28,618	$26,835	$122	$26,957	6%	6%	4%	4%
TOTAL CLOUD AND ON-PREMISE SOFTWARE REVENUES	23,190	39	23,229	21,334	121	21,455	9%	8%	6%	6%
TOTAL CLOUD REVENUES	4,552	39	4,591	3,211	120	3,331	42%	38%	40%	36%
Cloud software as a service	3,340	33	3,373	2,247	120	2,367	49%	42%	47%	41%
Cloud platform as a service and infrastructure as a service	1,212	6	1,218	964	—	964	26%	26%	23%	24%
Software license updates and product support	14,932	—	14,932	14,331	1	14,332	4%	4%	2%	2%
TOTAL HARDWARE REVENUES	2,878	—	2,878	3,037	1	3,038	(5%)	(5%)	(7%)	(7%)
TOTAL OPERATING EXPENSES	$19,280	$(2,933)	$16,347	$18,199	$(2,395)	$15,804	6%	3%	4%	1%
Cloud software as a service (4)	1,168	(31)	1,137	930	(17)	913	26%	25%	24%	23%
Cloud platform as a service and infrastructure as a service (4)	743	(7)	736	463	(3)	460	60%	60%	58%	57%
Sales and marketing (3)	6,106	(255)	5,851	5,883	(199)	5,684	4%	3%	2%	1%
Stock-based compensation (4)	897	(897)	—	736	(736)	—	22%	*	22%	*
Amortization of intangible assets (5)	1,205	(1,205)	—	1,010	(1,010)	—	19%	*	19%	*
Acquisition related and other	32	(32)	—	84	(84)	—	(63%)	*	(63%)	*
Restructuring	506	(506)	—	346	(346)	—	47%	*	41%	*
CLOUD SOFTWARE AS A SERVICE MARGIN %	65%		66%	59%		61%	638 bp.	484 bp.	654 bp.	501 bp.
CLOUD PLATFORM AS A SERVICE AND INFRASTRUCTURE AS A SERVICE MARGIN %	39%		40%	52%		52%	(1,317) bp.	(1,263) bp.	(1,344) bp.	(1,288) bp.
OPERATING INCOME	$9,299	$2,972	$12,271	$8,636	$2,517	$11,153	8%	10%	4%	7%
OPERATING MARGIN %	32%		43%	32%		41%	35 bp.	151 bp.	6 bp.	137 bp.
INCOME TAX EFFECTS (6)	$8,333	$(5,766)	$2,567	$1,653	$823	$2,476	404%	4%	403%	1%
NET INCOME	$418	$8,738	$9,156	$6,103	$1,694	$7,797	(93%)	17%	(97%)	14%
DILUTED EARNINGS PER SHARE	$0.10		$2.15	$1.45		$1.85	(93%)	16%	(97%)	13%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	4,268	—	4,268	4,207	—	4,207	1%	1%	1%	1%

0

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Nine Months Ended February 28,
(in millions)	2018	2017
Stock-based compensation (4)	$(275)	$(228)
Acquired deferred sales commissions amortization	20	29
Total non-GAAP sales and marketing adjustments	$(255)	$(199)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Nine Months Ended February 28, 2018			Nine Months Ended February 28, 2017
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Software license updates and product support	$20	$(20)	$—	$18	$(18)	$—
Hardware	8	(8)	—	9	(9)	—
Services	41	(41)	—	31	(31)	—
Research and development	693	(693)	—	574	(574)	—
General and administrative	135	(135)	—	104	(104)	—
Subtotal	897	(897)	—	736	(736)	—
Cloud software as a service	31	(31)	—	17	(17)	—
Cloud platform as a service and infrastructure as a service	7	(7)	—	3	(3)	—
Sales and marketing	275	(275)	—	228	(228)	—
Acquisition related and other	1	(1)	—	33	(33)	—
Total stock-based compensation	$1,211	$(1,211)	$—	$1,017	$(1,017)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of February 28, 2018 was as follows:

Remainder of fiscal 2018	$387
Fiscal 2019	1,411
Fiscal 2020	1,210
Fiscal 2021	1,023
Fiscal 2022	918
Fiscal 2023	567
Thereafter	884
Total intangible assets, net	$6,400

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 95.2% and 21.3% in the first nine months of fiscal 2018 and 2017, respectively, and an effective non-GAAP tax rate of 21.9% and 24.1% in the third quarter of fiscal 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates in the first nine months of fiscal 2018 was primarily due to the impact of the U.S. 2017 Tax Cuts and Jobs Act (refer to Appendix A for additional information).  The difference between our GAAP and non-GAAP tax rates in the first nine months of fiscal 2017 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	February 28, 2018	May 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$19,487	$21,784
Marketable securities	50,968	44,294
Trade receivables, net	3,902	5,300
Inventories	496	300
Prepaid expenses and other current assets	2,879	2,837
Total Current Assets	77,732	74,515
Non-Current Assets:
Property, plant and equipment, net	5,904	5,315
Intangible assets, net	6,400	7,679
Goodwill, net	42,965	43,045
Deferred tax assets	1,815	1,143
Other non-current assets	3,385	3,294
Total Non-Current Assets	60,469	60,476
TOTAL ASSETS	$138,201	$134,991
LIABILITIES AND EQUITY
Current liabilities:
Notes payable and other borrowings, current	$4,491	$9,797
Accounts payable	603	599
Accrued compensation and related benefits	1,498	1,966
Deferred revenues	8,003	8,233
Other current liabilities	3,373	3,583
Total Current Liabilities	17,968	24,178
Non-Current Liabilities:
Notes payable and other borrowings, non-current	56,224	48,112
Income taxes payable	13,296	5,681
Other non-current liabilities	2,441	2,774
Total Non-Current Liabilities	71,961	56,567
Equity	48,272	54,246
TOTAL LIABILITIES AND EQUITY	$138,201	$134,991

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Nine Months Ended February 28,
	2018	2017
Cash Flows From Operating Activities:
Net income	$418	$6,103
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	878	722
Amortization of intangible assets	1,205	1,010
Deferred income taxes	(613)	111
Stock-based compensation	1,211	1,017
Other, net	(63)	96
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,484	1,673
Increase in inventories	(195)	(178)
Decrease in prepaid expenses and other assets	76	308
Decrease in accounts payable and other liabilities	(606)	(862)
Increase (decrease) in income taxes payable	7,444	(10)
Decrease in deferred revenues	(513)	(330)
Net cash provided by operating activities	10,726	9,660
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(24,496)	(15,571)
Proceeds from maturities and sales of marketable securities and other investments	17,069	11,825
Acquisitions, net of cash acquired	—	(10,406)
Capital expenditures	(1,358)	(1,496)
Net cash used for investing activities	(8,785)	(15,648)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(6,421)	(3,067)
Proceeds from issuances of common stock	2,116	1,309
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(467)	(237)
Payments of dividends to stockholders	(2,362)	(1,844)
Proceeds from borrowings, net of issuance costs	9,945	13,932
Repayments of borrowings	(7,300)	(4,094)
Distributions to noncontrolling interests	(34)	(200)
Net cash (used for) provided by financing activities	(4,523)	5,799
Effect of exchange rate changes on cash and cash equivalents	285	(215)
Net decrease in cash and cash equivalents	(2,297)	(404)
Cash and cash equivalents at beginning of period	21,784	20,152
Cash and cash equivalents at end of period	$19,487	$19,748

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2017				Fiscal 2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$13,679	$14,249	$13,453	$14,126	$14,817	$14,581	$15,192

Capital Expenditures	(1,042)	(1,604)	(1,676)	(2,021)	(2,195)	(2,037)	(1,883)

Free Cash Flow	$12,637	$12,645	$11,777	$12,105	$12,622	$12,544	$13,309

% Growth over prior year	5%	10%	(7%)	(3%)	0%	(1%)	13%

GAAP Net Income	$8,986	$8,820	$8,917	$9,335	$9,713	$9,914	$3,650

Free Cash Flow as a % of Net Income	141%	143%	132%	130%	130%	127%	365%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2017					Fiscal 2018
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES
Cloud software as a service	$657	$725	$865	$964	$3,211	$1,067	$1,123	$1,151		$3,340
Cloud platform as a service and infrastructure as a service	312	328	324	397	1,360	400	396	415		1,212
Total cloud revenues	969	1,053	1,189	1,361	4,571	1,467	1,519	1,566		4,552
New software licenses	1,030	1,347	1,414	2,626	6,418	966	1,353	1,388		3,706
Software license updates and product support	4,792	4,777	4,762	4,897	19,229	4,951	4,953	5,027		14,932
Total on-premise software revenues	5,822	6,124	6,176	7,523	25,647	5,917	6,306	6,415		18,638
Total cloud and on-premise software revenues	6,791	7,177	7,365	8,884	30,218	7,384	7,825	7,981		23,190
Total hardware revenues	996	1,014	1,028	1,114	4,152	943	940	994		2,878
Total services revenues	808	844	812	894	3,358	860	856	796		2,511
Total revenues	$8,595	$9,035	$9,205	$10,892	$37,728	$9,187	$9,621	$9,771		$28,579
AS REPORTED REVENUE GROWTH RATES
Cloud software as a service	50%	57%	64%	67%	61%	62%	55%	33%		49%
Cloud platform as a service and infrastructure as a service	80%	75%	55%	40%	60%	28%	21%	28%		26%
Total cloud revenues	59%	62%	62%	58%	60%	51%	44%	32%		42%
New software licenses	(11%)	(20%)	(16%)	(5%)	(12%)	(6%)	0%	(2%)		(2%)
Software license updates and product support	2%	2%	2%	2%	2%	3%	4%	6%		4%
Total on-premise software revenues	0%	(4%)	(3%)	(1%)	(2%)	2%	3%	4%		3%
Total cloud and on-premise software revenues	5%	2%	4%	5%	4%	9%	9%	8%		9%
Total hardware revenues	(12%)	(10%)	(9%)	(13%)	(11%)	(5%)	(7%)	(3%)		(5%)
Total services revenues	(6%)	(2%)	2%	3%	(1%)	6%	1%	(2%)		2%
Total revenues	2%	0%	2%	3%	2%	7%	6%	6%		6%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud software as a service	52%	59%	65%	69%	62%	62%	53%	31%		47%
Cloud platform as a service and infrastructure as a service	84%	78%	57%	42%	62%	27%	19%	24%		23%
Total cloud revenues	61%	64%	63%	60%	62%	51%	43%	29%		40%
New software licenses	(10%)	(19%)	(15%)	(4%)	(11%)	(7%)	(2%)	(6%)		(5%)
Software license updates and product support	3%	3%	3%	3%	3%	2%	2%	1%		2%
Total on-premise software revenues	1%	(3%)	(2%)	0%	(1%)	1%	1%	0%		0%
Total cloud and on-premise software revenues	6%	3%	5%	6%	5%	8%	7%	4%		6%
Total hardware revenues	(11%)	(9%)	(9%)	(12%)	(10%)	(6%)	(9%)	(7%)		(7%)
Total services revenues	(5%)	0%	3%	4%	1%	5%	0%	(6%)		0%
Total revenues	3%	1%	3%	4%	3%	6%	5%	2%		4%

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017 and 2016 for the fiscal 2018 and fiscal 2017 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

SUPPLEMENTAL GEOGRAPHIC GAAP REVENUES ANALYSIS (1)

($ in millions)

	Fiscal 2017					Fiscal 2018
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
AMERICAS
Total cloud and on-premise software revenues	$3,876	$4,000	$4,280	$5,076	$17,231	$4,256	$4,414	$4,482		$13,152
Total hardware revenues	$526	$510	$511	$542	$2,089	$485	$482	$472		$1,440
AS REPORTED GROWTH RATES
Total cloud and on-premise software revenues	5%	2%	8%	6%	5%	10%	10%	5%		8%
Total hardware revenues	(11%)	(14%)	(11%)	(17%)	(13%)	(8%)	(5%)	(8%)		(7%)
CONSTANT CURRENCY GROWTH RATES (2)
Total cloud and on-premise software revenues	6%	2%	7%	6%	5%	9%	10%	4%		8%
Total hardware revenues	(10%)	(14%)	(11%)	(17%)	(13%)	(8%)	(6%)	(8%)		(7%)
EUROPE / MIDDLE EAST / AFRICA
Total cloud and on-premise software revenues	$1,903	$2,008	$2,019	$2,489	$8,419	$2,019	$2,259	$2,312		$6,590
Total hardware revenues	$275	$294	$300	$352	$1,221	$271	$272	$324		$867
AS REPORTED GROWTH RATES
Total cloud and on-premise software revenues	2%	(3%)	(2%)	1%	(1%)	6%	12%	15%		11%
Total hardware revenues	(17%)	(7%)	(14%)	(8%)	(11%)	(1%)	(8%)	8%		0%
CONSTANT CURRENCY GROWTH RATES (2)
Total cloud and on-premise software revenues	7%	2%	2%	5%	4%	3%	7%	4%		4%
Total hardware revenues	(13%)	(2%)	(10%)	(4%)	(7%)	(4%)	(12%)	(1%)		(6%)
ASIA PACIFIC
Total cloud and on-premise software revenues	$1,012	$1,169	$1,066	$1,319	$4,568	$1,109	$1,152	$1,187		$3,448
Total hardware revenues	$195	$210	$217	$220	$842	$187	$186	$198		$571
AS REPORTED GROWTH RATES
Total cloud and on-premise software revenues	12%	15%	2%	9%	9%	10%	(1%)	11%		6%
Total hardware revenues	(7%)	(1%)	1%	(12%)	(5%)	(4%)	(11%)	(9%)		(8%)
CONSTANT CURRENCY GROWTH RATES (2)
Total cloud and on-premise software revenues	8%	11%	0%	9%	7%	10%	(2%)	6%		4%
Total hardware revenues	(9%)	(3%)	0%	(12%)	(6%)	(4%)	(12%)	(14%)		(10%)
TOTAL COMPANY
Total cloud and on-premise software revenues	$6,791	$7,177	$7,365	$8,884	$30,218	$7,384	$7,825	$7,981		$23,190
Total hardware revenues	$996	$1,014	$1,028	$1,114	$4,152	$943	$940	$994		$2,878
AS REPORTED GROWTH RATES
Total cloud and on-premise software revenues	5%	2%	4%	5%	4%	9%	9%	8%		9%
Total hardware revenues	(12%)	(10%)	(9%)	(13%)	(11%)	(5%)	(7%)	(3%)		(5%)
CONSTANT CURRENCY GROWTH RATES (2)
Total cloud and on-premise software revenues	6%	3%	5%	6%	5%	8%	7%	4%		6%
Total hardware revenues	(11%)	(9%)	(9%)	(12%)	(10%)	(6%)	(9%)	(7%)		(7%)

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017 and 2016 for the fiscal 2018 and fiscal 2017 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

SUPPLEMENTAL TOTAL CLOUD AND ON-PREMISE SOFTWARE GAAP REVENUES ANALYSIS (1)

($ in millions)

	Fiscal 2017					Fiscal 2018
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
APPLICATIONS REVENUES
Cloud software as a service	$657	$725	$865	$964	$3,211	$1,067	$1,123	$1,151		$3,340
On-premise software revenues	1,584	1,610	1,632	1,898	6,724	1,579	1,554	1,571		4,705
Total cloud and on-premise software revenues	$2,241	$2,335	$2,497	$2,862	$9,935	$2,646	$2,677	$2,722		$8,045
AS REPORTED GROWTH RATES
Cloud software as a service	50%	57%	64%	67%	61%	62%	55%	33%		49%
On-premise software revenues	(5%)	(11%)	(8%)	(10%)	(8%)	0%	(3%)	(4%)		(2%)
Total cloud and on-premise software revenues	6%	3%	9%	7%	6%	18%	15%	9%		14%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud software as a service	52%	59%	65%	69%	62%	62%	53%	31%		47%
On-premise software revenues	(4%)	(9%)	(7%)	(9%)	(7%)	(1%)	(5%)	(7%)		(4%)
Total cloud and on-premise software revenues	8%	5%	9%	8%	8%	17%	13%	6%		12%

PLATFORM AND INFRASTRUCTURE REVENUES
Cloud software as a service	$312	$328	$324	$397	$1,360	$400	$396	$415		$1,212
On-premise software revenues	4,238	4,514	4,544	5,625	18,923	4,338	4,752	4,844		13,933
Total cloud and on-premise software revenues	$4,550	$4,842	$4,868	$6,022	$20,283	$4,738	$5,148	$5,259		$15,145
AS REPORTED GROWTH RATES
Cloud software as a service	80%	75%	55%	40%	60%	28%	21%	28%		26%
On-premise software revenues	1%	(1%)	(1%)	3%	1%	2%	5%	7%		5%
Total cloud and on-premise software revenues	5%	2%	2%	5%	3%	4%	6%	8%		6%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud software as a service	84%	78%	57%	42%	62%	27%	19%	24%		23%
On-premise software revenues	2%	(1%)	0%	4%	1%	1%	3%	2%		2%
Total cloud and on-premise software revenues	5%	2%	2%	6%	4%	3%	4%	3%		4%

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2017 and 2016 for the fiscal 2018 and fiscal 2017 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q3 FISCAL 2018 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. 2017 Tax Cuts and Jobs Act:

• Cloud software as a service, cloud platform as a service and infrastructure as a service, software license updates and product support and hardware support deferred revenues: Business combination accounting rules require us to account for the fair values of cloud-based service contracts, software license updates and product support contracts and hardware support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud software as a service revenues, cloud platform as a service and infrastructure as a service revenues, software license updates and product support revenues and hardware support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business. We have historically experienced high renewal rates on our software license updates and product support and hardware support contracts and our objective is to increase the renewal rates on acquired and new cloud-based service contracts; however, we cannot be certain that our customers will renew our cloud-based contracts or software license updates and product support and hardware support contracts.

• Deferred sales commissions amortization: Certain acquired companies capitalized sales commissions associated with subscription agreements and amortized these amounts over the related contractual terms.  Business combination accounting rules generally require us to eliminate these capitalized sales commissions balances as of the acquisition date and our post-combination GAAP sales and marketing expenses generally do not reflect the amortization of these deferred sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to include, and thus reflect, the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business. The presentation of this non-GAAP adjustment commenced in the second fiscal quarter of fiscal 2017 as a result of our acquisition of NetSuite.  Such adjustment was not material in prior periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs and stock-based compensation expenses for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. 2017 Tax Cuts and Jobs Act:  The U.S. 2017 Tax Cuts and Jobs Act (the Act) was signed into law on December 22, 2017. We recorded a net charge of $6.9 billion during the three and nine months ended February 28, 2018 related to our preliminary assessment of the one-time effects of the Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Act. We have excluded the impact of this charge from our non-GAAP income taxes and net income measures for the three and nine months ended February 28, 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.